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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements and schedule of REMEC, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2000, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

San Diego, California
March 17, 2000